Exhibit 10.4 TIME BASED VESTING RESTRICTED STOCK UNIT AWARD Granted by NORTHWEST BANCSHARES, INC. under the NORTHWEST BANCSHARES, INC. 2026 EQUITY INCENTIVE PLAN This restricted stock unit agreement (“Restricted Stock Unit Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2026 Equity Incentive Plan (the “Plan”) of Northwest Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Unit Award pursuant to the Plan. The holder of this Restricted Stock Unit Award (the “Participant”) hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986 (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan. For valuable consideration, the Company does hereby grant to the Participant a Restricted Stock Unit Award for the number of restricted stock units (the “Restricted Stock Units”) as set forth below, effective on the Date of Grant set forth below. The Restricted Stock Units shall vest and become payable in shares of Stock of the Company (the “Shares”) according to the vesting schedule described below, subject to earlier expiration or termination of the Restricted Stock Units, as provided in this Agreement. Date of Grant: 1. Form and Timing of Payment of Vested Restricted Stock Units. 1.1 This Restricted Stock Unit Award represents the right to receive Shares of Stock on the date the Restricted Stock Unit Award vests (the “Vesting Date”) as set forth herein. This Restricted Stock Unit Award will vest in approximately equal annual installments over a three (3) year period, commencing on the first anniversary of the Date of Grant and continuing on each anniversary thereafter. No fractional Restricted Stock Units will vest. Any fractional Restricted Stock Unit will roll over and will vest on the next vesting date on which, when aggregated with all or part of another fractional Restricted Stock Unit, it comprises a whole Restricted Stock Unit.

2 1.2 Subject to the other terms of this Agreement and the terms of the Plan, any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares (and not in cash, as the Plan permits), on, or as soon as practicable after, the Vesting Date or, if earlier, as provided in this Agreement, but in any event, within the period ending on the later to occur of the date that is two and one-half (2½) months from the end of (i) the Participant's tax year that includes the applicable Vesting Date or (ii) the Company's tax year that includes the applicable Vesting Date. 2. Dividend Equivalent Rights. Dividend Equivalent Rights will be payable on the Restricted Stock Units granted hereunder. Such Dividend Equivalent Rights shall be accrued and withheld by the Company and when the Restricted Stock Units hereunder become vested, the corresponding number of Dividend Equivalent Rights shall be provided to the Participant in the form of Shares at the same time as the Restricted Stock Units subject to this Agreement are settled. 3. Effect of Termination of Service; Change in Control 3.1 Termination of Service. Except as provided in Sections 3.2 through 3.6 below, the Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the Participant’s Termination of Service for any reason, including without limitation, voluntary termination by the Participant. 3.2 Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, at the date of Termination of Service. 3.3 Disability. In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, at the date of Termination of Service. 3.4 Retirement. If the event the Participant’s Service terminates by reason of the Participant’s Retirement and, provided that the Participant enters into a restrictive covenant agreement satisfactory in form to the Company in connection with the Participant’s Retirement, any unvested portion of this Restricted Stock Unit Award shall continue to vest upon the Participant’s Retirement. 3.5 Change in Control. In the event of the Participant’s Involuntary Termination at or within 12 months following a Change in Control, any unvested portion of this Restricted Stock Unit Award shall vest at the date of Termination of Service. In addition, in the event of a Change in Control in which the Company is not the surviving entity, any unvested portion of this Restricted Stock Unit Award also shall become fully vested as of the effective date of the Change in Control if the successor entity does not assume the Awards granted under the Plan.

3 3.6 Other Termination. If the Participant’s Service terminates for reasons other than death, Disability, Retirement, or an Involuntary Termination at or following a Change in Control, the Participant’s unvested Restricted Stock Unit Awards shall be forfeited as of the date of the Termination of Service. An Employee who is also a Director shall not be deemed to have terminated Service until both Service as an Employee and Service as a Director have ceased. If the Participant has a termination for Cause, all unvested Restricted Stock Units hereunder shall be immediately forfeited. 3.7 Garden Leave. Unless a separate Severance Agreement has been entered into, the parties agree that there will be a period of garden leave in the event of an applicable termination of Participant's employment with the Company during a term of this Agreement in accordance with the provisions of this Section (referred to herein as the "Garden Leave Period"). It is the intention of the parties that the Garden Leave Period will constitute a period of employment with the Company. a) Garden Leave Period. Except as otherwise provided in Section 3.7(f), the parties agree that there will be a Garden Leave Period of ninety (90) days in the event of Participant's resignation from the Company for any reason or a termination of Participant's employment by the Company without Cause. For the avoidance of doubt, the provisions of this Section will not apply to a termination of Participant's employment by the Company for Cause. b) Advance Notice. If during the term of this Agreement Participant intends to resign from employment with the Company for any reason or if the Company intends to terminate Participant's employment with the Company without Cause, Participant or the Company, as applicable, agrees to notify the other party of such intention at least ninety (90) days in advance of the intended effective date of the employment termination. c) Status of Employment; Compensation and Benefits. During the Garden Leave Period, Participant will continue to be an employee of the Company, will continue to be paid the same level of Base Salary as would otherwise be in effect during such period, less applicable withholdings, and will be eligible to continue to participate in the Company's benefits programs in accordance with their terms. Only commissions and/or incentives earned prior to the beginning of Garden Leave will be eligible for payment. d) Company Discretion. During the Garden Leave Period, the Company will have the right, in its sole discretion, to take any of the following actions (in any combination), and in no case will such action or actions taken during the Garden Leave Period be considered a violation of this Agreement, unlawful, or grounds for resignation by the Participant: 1. Require Participant to perform any portion or all of Participant's duties (to the extent commensurate with Participant's position) and/or to refrain from performing any portion or all of Participant's duties on behalf of the Company; 2. Require Participant to use accrued but unused paid time off during a

4 period in which Participant is directed to refrain from performing any services for the Company; 3. Require Participant, as reasonably requested by the Company, to assist the Company in transitioning Participant's duties and client or customer relationships to one or more successors; 4. Appoint one or more other individuals to a position having duties and responsibilities that fully or in part are substantially similar to Participant's duties to act jointly with Participant during the Garden Leave Period with respect to such duties and responsibilities; 5. Require Participant to resign from any board of directors, committee, or other appointed roles within the Company organization and/or to cease being an authorized signatory or representative of the Company; 6. Require Participant not to contact any customers, clients, employees, independent contractors, or vendors of the Company with respect to business of the Company; 7. Require Participant to work from home to the extent reasonably practicable; and/or 8. Refuse Participant's entry to any or all premises of the Company (including termination of electronic badge access, if any), suspend or terminate Participant's authorized access to any information technology system of the Company, and/or suspend or terminate Participant's authorized access to any confidential or proprietary information of the Company. e) Participant Responsibilities During the Garden Leave Period. Participant will: 1. Maintain contact with the Company and make themselves available to provide such services as may be reasonably requested that are commensurate with Participant's position or otherwise contemplated by Section 3.7(d); 2. Continue to comply with all other terms of Participant's employment with the Company, including, without limitation, obligations of good faith, loyalty, confidentiality, fiduciary duties, and the restrictive covenants set forth in any other employment related agreement. 3. Not bind, attempt to bind, or otherwise obligate the Company to any third party, and shall not incur any business expenses unless pre-approved in writing by the Company; 4. Not make any unauthorized public statements regarding the Company, including its employees, or its operations; and 5. Not commence employment with any other employer. If Participant fails to comply with any of the aforementioned Garden Leave responsibilities, the Company is entitled to all available legal and equitable

5 relief in a court of competent jurisdiction, including but not limited to a temporary restraining order. f) Company Waiver; Early Termination of Garden Leave Period. Notwithstanding anything herein to the contrary, the Company may elect to waive the Garden Leave Period provisions of this Section or shorten the duration of Participant’s Garden Leave by notifying Participant in writing. If the Company terminates Participant's employment without Cause, the waiver notice must be delivered no later than 30 days in advance of the termination date. If Participant resigns from the Company for any reason, the Company must deliver the waiver notice within 10 business days after being notified of Participant's resignation. In such case, the waiver will only become effective 30 days after delivery of the waiver notice such that (A) the period prior to the waiver notice effective date will be treated as a Garden Leave Period and (B) Participant's employment will terminate on the waiver notice effective date. For the avoidance of doubt, the Company may elect to terminate Participant's employment for Cause at any time under this Agreement (including during a Garden Leave Period). The Company may elect to terminate the Garden Leave Period and Participant's employment immediately at any time if (i) the Company terminates Participant’s employment for Cause or (ii) Participant fails to make reasonable efforts to follow any directive of the Company or fulfill any of Participant's responsibilities as contemplated by the foregoing provisions of this Section and, if curable, Participant fails to cure such failure within a reasonable period (not to exceed 10 days) after being notified of the failure. g) Restrictive Covenants. To the extent the Participant is party to any non-competition, non-solicitation, or any other restrictive covenants with the Company, the restricted period related to such restrictive covenants begins to run when the Garden Leave Period ends. 4. Withholding. The Company shall collect federal, state and local income taxes and the employee portion of the FICA taxes (Social Security and Medicare) with respect to the Restricted Stock Units at the time those Restricted Stock Units vest (or, with respect to Social Security taxes, when the Restricted Stock Units are no longer subject to a substantial risk of forfeiture, i.e., at attainment of Retirement age). Unless the Participant delivers a separate check payable to the Company in the amount of taxes required to be withheld from the Participant, the Company shall withhold those taxes from the Participant’s wages. The Participant hereby authorizes the Company to satisfy the withholding obligations by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation; (b) withholding from proceeds of the sale of Shares issued in settlement of the vested Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or (c) withholding in Shares to be issued in settlement of the vested Restricted Stock Units that number of whole Shares the fair market value of which (determined by reference to the closing price of the Stock on the principal exchange on which the Stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the next preceding trading date) is equal to the aggregate withholding obligation as determined by the Company with respect to such Award. 5. Code Section 409A. The Restricted Stock Unit Award and payments made pursuant to this Agreement and the Plan are intended to qualify for an exemption from Code Section 409A, or

6 to the extent that this Agreement provides deferred compensation, to be in compliance with Code Section 409A. References to termination of employment, and similar terms shall be interpreted in a manner consistent with the definition of “separation from service” under Code Section 409A, to the extent required by Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Participant is a “specified employee” for purposes of Code Section 409A, then if necessary to avoid the imposition of additional taxes or interest under Code Section 409A, the Company shall not deliver the corresponding Shares of Stock otherwise payable upon the Participant’s termination of employment until the first business day after the date that is six months after the Participant’s “separation from service” under Code Section 409A. In no event may the Participant directly or indirectly designate the calendar year of a payment, except as expressly permitted by Code Section 409A. Notwithstanding any other provision in this Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units. Nothing in this Agreement or the Plan shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or payable or Award made under this Agreement, and neither the Company nor any of its affiliates shall under any circumstances have any liability to any Participant or his or her estate or any other party for any taxes, penalties or interest imposed under Code Section 409A for any amounts paid or payable under this Agreement. 6. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. 7. Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Agreement. 8. Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Agreement may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances. 9. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 10. No Rights as Shareholder. The Participant will not have dividend, voting or any other rights as a shareholder of the Shares of Stock with respect to the Restricted Stock Units. Upon payment of the vested Restricted Stock Units in Shares, the Participant will obtain full dividend, voting and other rights as a shareholder of the Company. 11. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any

7 documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. 12. Miscellaneous. 12.1 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. 12.2 This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. 12.3 This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof. 13. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.